UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 25, 2005

HUSKER AG, LLC
(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Organization or Operating Agreement; Change in Fiscal Year.

General. On August 23, 2005, the Husker Ag, LLC Board of Directors approved Amendment No. 11 to the Company’s Second Amended and Restated Operating Agreement (the “Operating Agreement”), which becomes effective on August 31, 2005. This amendment revises several sections of the Operating Agreement. The revisions are summarized below. Attached hereto as Exhibit 3.2 and incorporated herein by this reference is a copy of Amendment No. 11.

Limitation on number of membership units that may be transferred. Section 4.3(a) and Section 10.4(c) were added to the Operating Agreement to restrict the number of Husker Ag membership units ("Units") that may be transferred to any one transferee to no fewer than five (5) Units - unless the transfer represents all of the transferring Member’s Units. Section 4.3(a) applies to voluntary transfers other than upon the death of a Member, while Section 10.4(c) applies to transfers of Units upon the death of a Member. In both cases, the new rule is as follows: No Member (or estate of a deceased Member) may transfer fewer than five (5) Units to any transferee (except in the case where all Units owned by a Member are transferred to a single transferee). The amendment provides an additional rule that no Member shall transfer any Units that would result in the transferor owning fewer than five (5) Units after the transfer. In both cases, the affected Member (or estate) has the option of requesting that the Company purchase the affected Units pursuant to the existing Section 10.7 of the Operating Agreement related to redemption of Units. Under Section 10.7, the Company is not required to purchase any Units offered to it under the redemption provisions of the Operating Agreement.

As a result of this amendment, after August 31, 2005, the Company's Board of Directors will not approve transfers of Units in violation of these new rules. Prior to this Amendment, there was no such limitation in the Operating Agreement.

Reference to trading system transfers. Section 10.9(b) was revised to reflect the changes in the Husker Ag Trading System Rules and Procedures explained in the second event listed under Item No. 8.01 below.

Miscellaneous. Other minor changes were made throughout Article 10 of the Operating Agreement to account for the changes referenced above and to change some of the terminology related to the redemption provisions.

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is a letter from the Company to each of its members announcing this Amendment No. 11 to the Operating Agreement.

Item 8.01. Other Events.

Husker Ag Announces Distribution.

The Company’s Board of Directors has declared a distribution of $150.00 per membership unit to members of record as of September 1, 2005 for a total distribution of $2,297,700 based on 15,318 membership units issued and outstanding. The Company intends to pay the distribution on or before September 16, 2005. On August 25, 2005, the Company’s primary lender, Union Bank & Trust Company, approved this distribution in accordance with the requirements set forth in the Company’s loan documents with the bank.

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is a letter from the Company to each of its members announcing the distribution.

Amendment to the Husker Ag Trading System Rules and Procedures.

General. On August 23, 2005, the Husker Ag, LLC Board of Directors revised the Husker Ag Trading System Rules and Procedures (the "Rules"). The only significant changes made by the revised rules relate to both the payment date and the effective date of transfer for any agreements reached between a buyer and seller using the Company’s trading system. These rule changes are effective August 31, 2005, and will apply for the trimester period beginning September 1, 2005.

Effective date of transfer. Under the old Rules, transfers were effective on the last day of the trimester period, unless changed by the Board of Directors. Under the revised Rules, the effective date for transfers occurring during the trimester period beginning on April 1st will be July 31st, subject to change by the Board of Directors. The effective date for the other two trimester periods will remain the same.

Payment of purchase price. Under the old Rules, a buyer could not pay the purchase price to the seller before thirty days before a specified date that was generally between fifteen and thirty days prior to the effective date of the transfer. Under the revised Rules, the first day that a buyer can make payment to a seller has been moved up for the trimester periods beginning December 1st and April 1st. The first date that a buyer may now pay the seller during the three trimesters will be February 15th, June 15th and November 15th, as the case may be.

Miscellaneous. The Company has made other minor changes that do not affect the way the trading system will be operated. The Company has also added a provision in Section V(B)(2) that makes it clear that Husker Ag may post on its website the quantity and price information for each of the trades completed during the trimester. This posting will not identify the names of the sellers or buyers.

Attached hereto as Exhibit 99.2 and incorporated herein by this reference is a copy of the revised Husker Ag Trading System Rules and Procedures.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3.2	Amendment No. 11 to the Second Amended and Restated Operating Agreement.

Exhibit 99.1	Letter from the Company to each of its members.

Exhibit 99.2	Husker Ag Trading System Rules and Procedures, as amended as of August 31, 2005.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: August 30, 2005	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board